Registration No. 333-_________

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                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549


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                                  FORM S-8

                           REGISTRATION STATEMENT
                                   UNDER
                         THE SECURITIES ACT OF 1933

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                              INTERPOOL, INC.
           (Exact Name of Registrant as Specified in Its Charter)


                DELAWARE                               13-3467669
    (State or Other Jurisdiction of                 (I.R.S. Employer
     Incorporation or Organization)               Identification No.)


                           211 College Road East
                        Princeton, New Jersey 08540
                               (609) 452-8900
           (Address of registrant's Principal Executive Offices)

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                   INTERPOOL, INC. EMPLOYEE SAVINGS PLAN
                          (Full Title of the Plan)

                               Martin Tuchman
                    Chairman and Chief Executive Officer
                              Interpool, Inc.
                           211 College Road East
                        Princeton, New Jersey 08540
                               (609) 452-8900
                  (Name and Address of Agent For Service)

                              With a Copy To:
                           Richard Grossman, Esq.
                  Skadden, Arps, Slate, Meagher & Flom LLP
                             Four Times Square
                          New York, New York 10036
                               (212) 735-3000

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

                                        CALCULATION OF REGISTRATION FEE


                                                     Proposed            Proposed Maximum
  Title of Securities       Amount to be         Maximum Offering       Aggregate Offering         Amount of
   to be Registered        Registered(1)        Price Per Share(2)            Price            Registration Fee
-----------------------------------------------------------------------------------------------------------------

Common stock,              1,500,000 shares           $12.185             $18,281,259            $4,570.31
par value $0.001 per
share
-----------------------------------------------------------------------------------------------------------------
            Total

(1)   In addition, pursuant to Rule 416(c) under the Securities Act of 1933
      (the "Securities Act"), this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein. Pursuant to Rule 416, there are also registered hereby an indeterminate number of shares of common stock as may become issuable by reason of the adjustment provisions of such employee benefit plan. Pursuant to Rule 457(h)(2) under the Securities Act, no separate registration fee is required with respect to the plan interests being registered hereby.

(2) Estimated pursuant to Rule 457(c) and (h) solely for purposes of calculating the amount of the registration fee, based upon the average of the high and low prices of the common stock as reported on the New York Stock Exchange on November 12, 2001.




                                   PART I

            INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         Interpool, Inc., a Delaware corporation (the "Registrant" or the "Company") will deliver the document containing the information in Part I of this registration statement on Form S-8 to each participant in the Interpool, Inc. Employee Savings Plan (the "Plan") as specified by Rule 428(b) (1) of the Securities Act. Such document is not being filed with or included in this registration statement (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission"). Such document and the documents incorporated by reference into this registration statement pursuant to Item 3 of Part II of this registration statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Item 1.  Plan Information.

Not filed as part of this registration statement pursuant to Note to Part 1 of Form S-8.


Item 2.  Registrant Information and Employee Plan Annual Information.

Not filed as part of this registration statement pursuant to Note to Part 1 of Form S-8.



                                  PART II

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

         The following documents filed with the Commission by the Registrant pursuant to the Exchange Act of 1934, as amended (the "Exchange Act") are incorporated by reference herein:

     (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2000.

     (b) The Registrant's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2001 and June 30, 2001.

     (c) The description of the Registrant's common stock, par value $0.001 per share, contained in Amendment No. 2 to the Registration Statement on Form 8-A, dated May 4, 1993, including any amendment or report filed with the Commission for the purpose of updating such description.

         All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing such documents.


Item 4.  Description Of Securities.

         Not applicable.


Item 5.  Interests of Named Experts and Counsel.

         Not applicable.


Item 6.  Indemnification of Directors and Officers.

         The Company's Restated Certificate of Incorporation limits the liability of directors (in their capacity as directors but not in their capacity as officers) to the Company or its stockholders to the fullest extent permitted by the Delaware General Corporation Law (the "DGCL"). Specifically, no director of the Company will be personally liable for monetary damages for breach of the director's fiduciary duty as a director, except for liability; (i) for any breach of the director's duty of loyalty to the Company or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the DGCL, which relates to unlawful payments of dividends or unlawful stock repurchases or redemptions; or (iv) for any transaction from which the director derived an improper personal benefit. The inclusion of this provision in the Restated Certificate of Incorporation may have the effect of reducing the likelihood of derivative litigation against directors, and may discourage or deter stockholders or management from bringing a lawsuit against directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefitted the Company and its stockholders.

           Under the Restated Certificate of Incorporation, the Company will indemnify those persons whom it shall have the power to indemnify to the fullest extent permitted by Section 145 of the DGCL, which may include liabilities under the Securities Act. Accordingly, in accordance with
Section 145 of the DGCL, the Company will indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than a "deriva tive" action by or in the right of the Company) by reason of the fact that such person is or was a director, officer, employee or agent of the Company, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe was unlawful. A similar standard of care is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with the defense or settlement of such an action and then, where the person is adjudged to be liable to the Company, only if and to the extent that the Court of Chancery of the State of Delaware or the court in which such action was brought determines that such person is fairly and reasonably entitled to such indemnity and then only for such expenses as the court deems proper.

          The Restated Certificate of Incorporation provides that the Company will advance expenses to the fullest extent permitted by Section 145 of the DGCL. Accordingly, the Company, in accordance therewith, will pay for the expenses incurred by an indemnified person in defending the proceedings specified in the preceding paragraph in advance of their final disposition, provided that, if the DGCL so requires, such person agrees to reimburse the Company if it is ultimately determined that such person is not entitled to indemnification. In addition, pursuant to the DGCL the Company may purchase and maintain insurance on behalf of any person who is or was a director, employee or agent of the Company against any liability asserted against and incurred by such person in such capacity, or arising out of the person's status as such whether or not the Company would have the power or obligation to indemnify such person against such liability under the provisions of DGCL. The Company has obtained insurance for the benefit of the Company's officers and directors insuring such persons against certain liabilities, including liabilities under the securities laws.

          The Company has entered into agreements to indemnify its outside directors which are intended to provide the maximum indemnification permitted by Delaware law. These agreements, among other things, indemnify each of the Company's outside directors for certain expenses (including attorneys' fees), judgments, fines and settlement amounts incurred by such director in any action or proceeding, including any action by or in the right of the Company, on account of such director's service as a director of the Company.


Item 7.  Exemption from Registration Claimed.

         Not applicable.


Item 8.  Exhibits.


   Exhibit
   Number                             Description
-----------   ----------------------------------------------------------------
     4.1      Restated Certificate of Incorporation of the Company, filed on May 4, 1993.

     4.2      Form of Amended and Restated Bylaws of the Company
              (incorporated herein by reference as Exhibit 3.2 to the Company's Registration Statement on Form S- 1(Registration No. 33-59598), filed on March 15, 1993).

    *4.3      The Company's Employee Savings Plan.

    *5.1      Opinion of Company Counsel, Kathleen Francis.

    *23.1     Consent of Kathleen Francis (included in Exhibit 5.1 opinion).

    *23.2     Consent of Independent Public Accountants.

    *24.1 Power of Attorney (included as part of the Signature Page of this registration statement).

* filed herewith


Item 9.  Undertakings.

     (a) The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions discussed in Item 6 of this registration statement, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (d) The undersigned registrant hereby undertakes that, for purposes of conforming to the requirements of this registration statement and Item 601 of Regulation S-K, registrant will submit the Plan and any amendment thereto to the Internal Revenue Service (the "IRS") in a timely manner and will make all changes required by the IRS in order to qualify the Plan.


                                 SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Princeton, State of New Jersey, on this 13th day of November, 2001.


                                      INTERPOOL, INC.


                                      By:   /s/ Martin Tuchman
                                           ---------------------------------
                                           Name:    Martin Tuchman
                                           Title:   Chairman and
                                                    Chief Executive Officer


          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Martin Tuchman and Raoul J. Witteveen, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) of and supplements to this registration statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, to all intents and purposes and as fully as they might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

           Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.



         SIGNATURE                            TITLE                             DATE

                                  Chairman of the Board, Chief
    /s/ Martin Tuchman            Executive Officer and Director            November 13, 2001
-----------------------------     (Principal Executive Officer)
      Martin Tuchman


  /s/ Raoul J. Witteveen          President, Chief Operating
-----------------------------     Officer and Director                      November 13, 2001
    Raoul J. Witteveen


  /s/ Mitchell I. Gordon          Chief Financial Officer, Executive
-----------------------------     Vice President and Director               November 13, 2001
    Mitchell I. Gordon            (Principal Financial Officer)


                                  General Counsel, Secretary
-----------------------------     and Director                              _____________, 2001
     Arthur L. Burns


      /s/ Brian Tracy             Senior Vice President                     November 13, 2001
---------------------------       (Principal Accounting Officer)
       Brian Tracy


  /s/ Warren L. Serenbetz         Director                                  November 13, 2001
----------------------------
   Warren L. Serenbetz


   /s/ Peter D. Halstead          Director                                  November 13, 2001
----------------------------
    Peter D. Halstead


                                  Director                                  _____________, 2001
----------------------------
     Joseph J. Whalen


 /s/ Clifton H.W. Maloney
----------------------------
   Clifton H.W. Maloney           Director                                  November 13, 2001



         The Plan. Pursuant to the requirements of the Securities Act, the trustee (or other person who administers the Interpool, Inc. Employee Savings Plan) has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized, in the City of Princeton, State of New Jersey, on this 13th day of November, 2001.


                                         INTERPOOL, INC.


                                         By:   /s/ Martin Tuchman
                                             ---------------------------------
                                             Name:   Martin Tuchman
                                             Title:  Chairman and
                                                     Chief Executive Officer



                             Index to Exhibits

   Exhibit
   Number                                  Description
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     4.1      Restated Certificate of Incorporation of the Company, filed on May 4, 1993.

     4.2      Form of Amended and Restated Bylaws of the Company
              (incorporated herein by reference as Exhibit 3.2 to the Company's Registration Statement on Form S- 1(Registration No. 33-59598), filed on March 15, 1993).

    *4.3      The Company's Employee Savings Plan.

    *5.1      Opinion of Company Counsel, Kathleen Francis.

    *23.1     Consent of Kathleen Francis (included in Exhibit 5.1 opinion).

    *23.2     Consent of Independent Public Accountants.

    *24.1 Power of Attorney (included as part of the Signature Page of this registration statement).


*filed herewith